UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

BARNES GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-4801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06010
(Address of principal executive offices)	(Zip Code)

(860) 583-7070
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On April 22, 2013, Barnes Group Inc. (the “Company”) filed a report on Form 8-K (the “Original Form 8-K”) to report the completion of the sale of its North American distribution business (the "BDNA Business") to MSC Industrial Direct Co., Inc. ("MSC") pursuant to the terms of the Asset Purchase Agreement dated February 22, 2013 (the "APA") between the Company and MSC. By this amendment to the Original Form 8-K, the Company is amending and restating Item 9.01 thereof to include the required pro forma financial information.

Item 2.02.	Results of Operations and Financial Condition.

The unaudited pro forma combined condensed statements of income filed under Item 9.01 reflect the Company's results as if the sale of the BDNA Business had occurred as of January 1, 2010. The unaudited pro forma combined condensed balance sheet as of December 31, 2012 reflects the Company's position as if the sale of the BDNA Business had occurred on that date. The unaudited pro forma financial information does not purport to represent what the Company's financial condition or results of operations would have actually been had the sale of the BDNA Business been completed at the dates indicated, or to purport to project the Company's future financial condition or results of operations.

Item 9.01.	Financial Statements and Exhibits.
(b) Pro forma financial information.

The unaudited pro forma combined condensed statements of income for the years ended December 31, 2012, 2011 and 2010 and the unaudited pro forma condensed balance sheet as of December 31, 2012 are filed as Exhibit 99.3.

(d) Exhibits.

	Exhibit No.	Description
	99.1*	Financial Supplement dated April 22, 2013.
	99.2*	Press Release of the Company dated April 22, 2013.
	99.3	Unaudited pro forma combined condensed statements of income for the years ended December 31, 2012, 2011 and 2010 and the unaudited pro forma condensed balance sheet as of December 31, 2012.

* Filed with the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2013	BARNES GROUP INC.
(Registrant)

	By:	/s/ CHRISTOPHER J. STEPHENS, JR.
Christopher J. Stephens, Jr. Senior Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description
99.1*	Financial Supplement dated April 22, 2013.
99.2*	Press Release of the Company dated April 22, 2013.
99.3	Unaudited pro forma combined condensed statements of income for the years ended December 31, 2012, 2011 and 2010 and the unaudited pro forma condensed balance sheet as of December 31, 2012.

* Filed with the Original Form 8-K.

4